As filed with the Securities and Exchange Commission on March 19, 2008

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ARBINET-THEXCHANGE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation or Organization)

13-3930916

(I.R.S. Employer Identification No.)

120 Albany Street, Tower II, Suite 450

New Brunswick, New Jersey 08901-2163

(732) 509-9100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)

ARBINET-THEXCHANGE, INC. 2004 STOCK INCENTIVE PLAN, AS AMENDED

(Full Title of the Plans)

John B. Wynne, Jr.

Chief Financial Officer

Arbinet-thexchange, Inc.

120 Albany Street, Tower II, Suite 450

New Brunswick, New Jersey 08901-2163

(732) 509-9100

(Name, address, including zip code and telephone number, including area code, of agent for service)

With a copy to:

Joseph L. Johnson III, Esq.

Goodwin Procter LLP

Exchange Place

Boston, Massachusetts 02109-2881

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Being Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock par value $0.001 per share	7,633	$3.97	$30,303.01
	20,719	$4.15	$85,983.85
	245,360	$4.27	$1,047,687.20
	248,712	$4.33	$1,076,922.96
	155,472	$4.52	$702,733.44
	370,763	$4.61	$1,709,217.43
	190,837	$4.68	$893,117.16
	61,064	$4.73	$288,832.72
	230,803	$4.79	$1,105,546.37
	4,361	$4.84	$21,107.24
	90,510	$5.04	$456,170.40
	23,990	$5.07	$121,629.30
	3,974	$5.16	$20,505.84
	190,837	$5.20	$992,352.40
	54,524	$5.21	$284,070.04
	408,936	$5.32	$2,175,539.52
	65,428	$5.41	$353,965.48
	124,436	$5.53	$688,131.08
	325,202	$5.55	$1,804,871.10
	1,635	$5.67	$9,270.45
	69,366	$5.80	$402,322.80
	27,262	$5.83	$158,937.46
	2,592	$6.12	$15,863.04
	27,262	$6.20	$169,024.40
	15,809	$6.43	$101,651.87
	2,725	$6.76	$18,421.00
	28,351	$11.01	$312,144.51
	647,984	$4.01(2)	$2,598,415.84
Total:	3,515,346		$16,962,492.71	$666.63

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of common stock which become issuable under the above-named plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of common stock.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act. The fee is calculated on the basis of the average of the high and low prices for the Common Stock of Arbinet-thexchange, Inc. on March 18, 2008 as reported on the NASDAQ Global Market.

INTRODUCTORY NOTE

This Registration Statement on Form S-8 registers 3,515,346 additional securities of the same class as other securities of Arbinet-thexchange, Inc. (the “Registrant”) for which the Registrant previously filed a Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), relating to its 2004 Stock Incentive Plan, as amended (the “Plan”). Accordingly, the contents of the Registrant’s prior Registration Statement on Form S-8 (Registration No. 333-125550), as filed with the Securities and Exchange Commission (the “Commission”) on June 6, 2005, is hereby incorporated by reference pursuant to General Instruction E to Form S-8. After giving effect to this filing, an aggregate of 5,335,661 shares of the Registrant’s Common Stock, par value $0.001 per share (the “Common Stock”), have been registered for issuance pursuant to the Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information required in Part I of this Registration Statement is included in the prospectus for the Plan, which the Registrant has excluded from this Registration Statement in accordance with the instructions to Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference the following documents which have previously been filed with the Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”):

•	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007;

•	the Registrant’s Current Reports on Form 8-K filed on January 11, 2008; February 11, 2008; February 26, 2008; and February 28, 2008 (but only to the extent filed rather than furnished);

•

the description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed pursuant to the Exchange Act, including any amendments and reports filed for the purpose of updating such description.

In addition, all documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a) and 13(c), Section 14 and Section 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of such documents (in each case, other than information in such documents that is deemed not to be filed).

Item 8.	Exhibits.

The following is a complete list of exhibits filed or incorporated by reference as part of this Registration Statement.

Exhibit No.	Exhibit
5.1*	Opinion of Goodwin Procter LLP as to the legality of the securities being registered

23.1*	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

23.2*	Consent of Ernst & Young LLP, as independent auditors

24.1*	Powers of Attorney (included on signature pages to this Registration Statement)

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of New Brunswick, the State of New Jersey on this 19th day of March 2008.

ARBINET-THEXCHANGE, INC.

By:	/s/ John B. Wynne, Jr.
John B. Wynne, Jr.
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of W. Terrell Wingfield, Jr. and John B. Wynne, Jr. such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William M. Freeman William M. Freeman	Chief Executive Officer and President and Director (Principal Executive Officer)	March 19, 2008

/s/ John B. Wynne, Jr. John B. Wynne, Jr.	Chief Financial Officer (Principal Financial Officer)	March 19, 2008

/s/ Robert C. Atkinson Robert C. Atkinson	Director	March 18, 2008

/s/ Michael J. Donahue Michael J. Donahue	Director	March 19, 2008

/s/ Stanley Kreitman Stanley Kreitman	Director	March 18, 2008

/s/ Alex Mashinsky Alex Mashinksy	Director	March 18, 2008

Shawn F. O’Donnell	Director

/s/ John B. Penney John B. Penney, Jr.	Director	March 19, 2008

/s/ Michael J. Ruane Michael J. Ruane	Director	March 18, 2008

Jill Thoerle	Director

EXHIBIT INDEX

Exhibit No.	Exhibit
5.1*	Opinion of Goodwin Procter LLP as to the legality of the securities being registered

23.1*	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

23.2*	Consent of Ernst & Young LLP, as independent auditors

24.1*	Powers of Attorney (included on signature pages to this Registration Statement)

*	Filed herewith.